UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Antero Resources Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2015. At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class II members of the Company’s Board of Directors to serve until the Company’s 2018 annual meeting of stockholders and (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Each of these items is more fully described in the Company’s definitive proxy statement, as amended, which was filed with the Securities and Exchange Commission on April 20, 2015.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class II Directors: The election of each Class II director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter R. Kagan	261,450,141	7,240,738	2,384,463
W. Howard Keenan, Jr.	261,558,359	7,132,520	2,384,463
Christopher R. Manning	260,114,803	8,576,076	2,384,463

Proposal No. 2 — Ratification of the Appointment of KPMG LLP: The ratification of the appointment of KPMG LLP was approved as follows:

For	Against	Abstain
270,919,099	40,704	115,539

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ GLEN C. WARREN, JR.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: June 4, 2015